Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Equity Incentive Plan of GMH Communities Trust and to the incorporation by reference therein of our report dated June 30, 2004 (except Note 4 as to which the date is July 27, 2004) with respect to the balance sheet of GMH Communities Trust as of June 30, 2004, our report dated May 28, 2004 (except Note 1 as to which the date is September 29, 2004) with respect to the combined financial statements of The GMH Predecessor Entities as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, our report dated April 23, 2004 with respect to the combined statement of revenues and certain expenses of the Davis Portfolio for the year ended December 31, 2003, our report dated April 30, 2004 with respect to the combined statement of revenues and certain expenses of the Dinerstein Portfolio for the year ended December 31, 2003, our report dated May 7, 2004 with respect to the statement of revenues and certain expenses of Collegiate Hall for the year ended December 31, 2003, our report dated May 7, 2004 with respect to the statements of revenues and certain expenses of Campus Club Apartments for each of the three years in the period ended December 31, 2003, our report dated July 9, 2004 with respect to the statement of revenues and certain expenses of Campus Club Apartments-Statesboro for the year ended December 31, 2003, our report dated August 10, 2004 with respect to the statement of revenues and certain expenses of Melrose Apartments of Urbana for the year ended December 31, 2003, our report dated August 10, 2004 with respect to the statement of revenues and certain expenses of Campus Edge Apartments for the year ended December 31, 2003, our report dated August 13, 2004 with respect to the combined statement of revenues and certain expenses of the Ambling Portfolio for the year ended December 31, 2003, and our report dated October 15, 2004 with respect to the statement of revenues and certain expenses of Grand Marc at University Village for the year ended December 31, 2003, all included in GMH Communities Trust’s Amended Registration Statement on Form S-11 (No. 333-116343) and related Prospectus filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 4, 2005